Exhibit 99

Puerto Rico Contact: Marilyn Santiago-Colón, Oriental Financial Group Inc. (787) 993-4648

U.S. Contact: Steven Anreder and Gary Fishman, Anreder & Company (212) 532-3232

ORIENTAL FINANCIAL GROUP REPORTS RESULTS FOR THE FIRST QUARTER ENDED MARCH 31, 2008
SAN JUAN, Puerto Rico, May 6, 2008 — Oriental Financial Group Inc. (NYSE: OFG) today announced results for the first quarter ended March 31, 2008.
The Group reported income available to common shareholders of $15.6 million, an increase of 59.8% from the year ago quarter. This represented a return on average assets of 1.06% and a return on average common equity of 20.63%, compared with 1.01% and 14.54%, respectively, in the first quarter of 2007. Earnings per common share (fully diluted) of $0.64 were 60.0% greater than the $0.40 reported in the year ago quarter.
José Rafael Fernández, President and Chief Executive Officer, commented, “The strategies we have in place enabled us to continue to perform well despite the turbulent credit market and the recession in Puerto Rico. Highlights of the quarter include a reduction in net credit losses, continued improvement in loan production, ongoing expansion of the net interest margin, and a significant increase in customer deposits.”
Commentary and Outlook
Lending
“One of our key strategies, which has proven successful, was adopting conservative lending policies starting several years ago in light of weakening economic conditions in Puerto Rico,” Mr. Fernández explained.
As a result of these measures, in the first quarter, net credit losses declined 47.8% from the preceding quarter and 31.1% from a year ago. Non-performing loans increased by only $3.0 million, the smallest increase during the last six quarters.
“We are now seeing pockets of opportunity in lending,” Mr. Fernández noted. “Commercial loan production has been above $15 million for each of the last two quarters, following two previous quarters of low production. Mortgage originations of $44.6 million in the first quarter increased sequentially for the second consecutive quarter and exceeded $40 million for the first time in a year.”

The Banking-Financial Services Franchise
A second core strategy has been growing Oriental’s franchise with the objective of integrating the delivery of banking and financial services to mid and high net-worth clients, and building recurring non-interest income.
“This is a long term program that might not always result in year over year or sequential quarter increases, but that is producing positive results and value over time,” Mr. Fernández commented.
These marketing activities produced $107.0 million in retail deposits in the first quarter of 2008, for a record $1.2 billion in such deposits, representing an increase of 22.0% year over year and 10.1% quarter over quarter. “During this year’s first quarter we added $9.1 million in demand deposits, $38.8 million in retail certificates of deposit, and $65.9 million in savings accounts, despite the lowering of interest rates,” he explained.
Investment Securities Portfolio
A third major strategy involved repositioning Oriental’s investment portfolio in late 2006 and its related funding in early 2007 to improve net interest margin. As a direct consequence, along with asset growth, net interest income for the first quarter of 2008 totaled $24.9 million, an increase of 87.8% compared with a year ago, and the net interest margin expanded to 1.68% versus 1.18% in the year ago quarter.
“This marks the fifth consecutive quarter in which the net interest margin has improved,” Mr. Fernández said. “We remain attentive to market opportunities to further improve and lengthen net interest margin.”
Looking ahead, Mr. Fernández said that Oriental is well positioned to continue to benefit from these strategies.
The following are other highlights from the first quarter financial results:
Income Statement
•	Net interest income increased $11.6 million over a year ago, primarily as a result of a higher overall yield and higher average balances of interest-earning assets and a lower overall average cost of interest-bearing liabilities.
•	Total banking and financial service revenues of $7.5 million grew 10.8% compared with a year ago, reflecting increased revenues from investment banking and mortgage banking activities.
•	The strengthening of the mortgage banking operations during 2007 has permitted the Group to continue to securitize and sell conforming mortgage loans in the secondary market on a more consistent basis.

•	Assets under management, which generate recurring fees for the Group’s financial service businesses, reached $3.2 billion at March 31, 2008, an increase of 9.0% from a year ago.
•	Other non-interest income consisted mainly of gains on sale of securities of $9.3 million and losses on derivative activities of $7.8 million versus the first quarter of 2007, which included an $8.2 million gain from elimination of forecasted transactions on interest rate swaps unwound in 2006.
•	Non-interest expenses of $17.7 million for the 2008 first quarter increased 12.0% compared with the 2007 first quarter. Reflecting Oriental’s revenue growth, the efficiency ratio improved to 54.69% versus 78.95% in the year ago quarter.
•	The results for the 2008 first quarter include an income tax benefit of $2.5 million which takes into account the expiration of certain tax contingencies and the reassessment of the valuation allowance for the deferred tax asset.
Balance Sheet Highlights
•	Total interest earning assets of approximately $6.0 billion increased 18.8% over a year ago. This was primarily due to a 26.2% year over year increase in the investment portfolio, to $4.8 billion. This growth is in line with management’s strategy of supplementing the generally low level of loan originations with the purchase of high-quality investments with a favorable spread.
•	During the last 12 months the held to maturity investment portfolio was reduced by $626.5 million due to maturities and repayments, with the proceeds principally reinvested in the available for sale investment portfolio at more favorable spreads.
•	Funding for the asset growth during the first quarter of 2008 came mainly from a $195.6 million increase in deposits, which totaled $1.4 billion at March 31, 2008, up 7.8% from a year ago and 15.7%, from the preceding quarter.
Credit Quality
•	Net credit losses in the first quarter decreased to 0.24% of average loans outstanding. The increase in non-performing loans that has been affecting most of the industry is not expected to translate into significantly higher losses for Oriental since most of its loans are well collateralized with adequate loan-to-value ratios.
•	The Group follows a conservative residential mortgage lending policy, with more than 90% of its residential mortgage portfolio consisting of fixed-rate, fully amortizing, fully documented loans that do not have the level of risk associated with subprime loans offered by certain major US mortgage loan originators. Furthermore, Oriental has never been active in negative amortization loans or adjustable rate mortgage loans.
•	The allowance for loan losses stood at $11.1 million (0.93% of total loans) at March 31, 2008, compared to $8.0 million (0.65% of total loans) at March 31, 2007.

Capital
•	Stockholders’ equity was $338.8 million at March 31, 2008, reflecting a slight increase from the year ago quarter, but a 5.8% decline from the previous quarter. Book value per common share of $11.14 at March 31, 2008 is a slight increase from a year ago and a 1.9% decline from the preceding quarter.
•	The sequential change in stockholders’ equity and book value reflects mark to market valuation on the available for sale investment securities portfolio, mostly offset by a 23.6% increase in retained earnings.
•	The 1.1% year over year decline in total average shares outstanding and equivalents reflects share repurchases during 2007.
•	The Group maintains capital ratios comfortably in excess of the regulatory requirements. At March 31, 2008, the Leverage Capital Ratio was 6.67% (1.7 times the minimum of 4.00%), the Tier I Risk-Based Capital Ratio was 17.02% (4.3 times the minimum of 4.00%), and the Total Risk-Based Capital Ratio was 17.49% (2.2 times the minimum of 8.00%).
About Oriental Financial Group
Oriental Financial Group Inc. is a diversified financial holding company operating under U.S. and Puerto Rico banking laws and regulations. Now in its 44th year in business, Oriental provides a full range of mortgage, commercial and consumer banking services through 24 financial centers in Puerto Rico, as well as financial planning, trust, insurance, investment brokerage and investment banking services. Investor information about Oriental can be found at www.orientalfg.com.
Forward-Looking Statements
This news release may contain forward-looking statements that reflect management’s beliefs and expectations and are subject to risks and uncertainties inherent to the Group’s business, including, without limitation, the effect of economic and market conditions, the level and volatility of interest rates, and other risks and considerations detailed in the Group’s filings with the Securities and Exchange Commission. These or other factors could cause actual results to differ materially from forward-looking statements. The Group also disclaims any obligations to update information contained in this news release as a result of developments occurring after the date of issuance.
# # #

	QUARTER ENDED
	31-Mar-08	31-Mar-07%		31-Dec-07
Summary of Operations (Dollars in thousands, except per share data):

Interest Income:
Loans	$19,828	$21,849	-9.2%	$19,940
Investment securities	62,273	39,651	57.1%	62,198

Total interest income	82,101	61,500	33.5%	82,138

Interest Expense:
Deposits	12,429	12,370	0.5%	13,385
Securities sold under agreements to repurchase	40,240	32,789	22.7%	40,950
Other borrowed funds	4,523	3,075	47.1%	4,800

Total interest expense	57,192	48,234	18.6%	59,135

Net interest income	24,909	13,266	87.8%	23,003
Provision for loan losses	1,650	1,075	53.5%	2,486

Net interest income after provision for loan losses	23,259	12,191	90.8%	20,517

Non-Interest Income:
Financial service revenues	4,240	4,843	-12.5%	4,666
Banking service revenues	1,527	1,874	-18.5%	1,861
Investment banking revenues	738	—	100.0%	13
Mortgage banking activities	1,006	62	1522.6%	1,160

Total banking and financial service revenues	7,511	6,779	10.8%	7,700
Net gain (loss) on:
Sale of securities	9,297	359	2489.7%	2,617
Derivatives	(7,803)	8,418	-192.7%	2,459
Other investments	110	(360)	130.6%	—
Sale of foreclosed real estate	(250)	37	-775.7%	(357)
Other	(1)	19	-105.3%	24

Total non-interest income	8,864	15,252	-41.9%	12,442

Non-Interest Expenses:
Compensation and employees’ benefits	7,715	6,745	14.4%	7,154
Occupancy and equipment	3,287	2,994	9.8%	3,243
Professional and service fees	1,880	1,538	22.2%	1,845
Advertising and business promotion	1,074	793	35.4%	1,492
Directors and investor relations expenses	278	531	-47.6%	495
Loan servicing expenses	331	523	-36.7%	328
Taxes, other than payroll and income taxes	611	448	36.4%	608
Electronic banking charges	418	458	-8.7%	479
Clearing and wrap fees expenses	294	253	16.2%	74
Communication	325	338	-3.8%	301
Insurance	602	216	178.7%	210
Printing, postage, stationery and supplies	277	202	37.1%	274
Other	638	788	-19.0%	529

Total non-interest expenses	17,730	15,827	12.0%	17,032

Income before income taxes	14,393	11,616	23.9%	15,927
Income tax expense (benefit)	(2,455)	624	-493.4%	551

Net income	16,848	10,992	53.3%	15,376
Less: Dividends on preferred stock	(1,201)	(1,200)	-0.1%	(1,201)

Income available to common shareholders	$15,647	$9,792	59.8%	$14,175

	QUARTER ENDED
	31-Mar-08	31-Mar-07%		31-Dec-07
(Dollars in thousands, except per share data):
EARNINGS (LOSS) PER SHARE
Basic	$0.65	$0.40	62.5%	$0.59

Diluted	$0.64	$0.40	60.0%	$0.59

COMMON STOCK DATA
Average common shares outstanding	24,171	24,472	-1.2%	24,120
Average potential common shares-options	125	93	34.4%	34

Total average shares outstanding and equivalents	24,296	24,565	-1.1%	24,154

Common shares outstanding at end of period	24,296	24,483	-0.8%	24,119

Book value per common share	$11.14	$11.04	0.9%	$11.35

Cash dividends per share of common stock	$0.14	$0.14	—	$0.14

Cash dividends declared on common shares	$3,399	$3,427	-0.8%	$3,377

Pay-out ratio	21.54%	35.00%	-38.5%	23.73%

SELECTED FINANCIAL DATA

PERFORMANCE RATIOS:
Return on average assets	1.06%	1.01%	5.0%	1.04%

Return on average common equity	20.63%	14.54%	41.9%	20.08%

Efficiency ratio	54.69%	78.95%	-30.7%	55.47%

TAX EQUIVALENT SPREAD
Interest-earning assets	5.55%	5.46%	1.6%	5.74%
Tax equivalent adjustment	1.12%	1.30%	-13.8%	1.15%

Interest-earning assets — tax equivalent	6.67%	6.76%	-1.3%	6.89%
Interest-bearing liabilities	4.21%	4.57%	-7.9%	4.42%

Tax equivalent interest rate spread	2.46%	2.19%	12.3%	2.47%

Tax equivalent interest rate margin	2.80%	2.48%	12.9%	2.76%

NORMAL SPREAD
Investments	5.28%	4.85%	8.9%	5.47%
Loans	6.66%	7.07%	-5.8%	6.74%

Interest-earning assets	5.55%	5.46%	1.6%	5.74%

Deposits	4.14%	4.08%	1.5%	4.77%
Borrowings	4.23%	4.77%	-11.3%	4.32%

Interest-bearing liabilities	4.21%	4.57%	-7.9%	4.42%

Interest rate spread	1.34%	0.89%	50.6%	1.32%

Interest rate margin	1.68%	1.18%	42.4%	1.61%

AVERAGE BALANCES
Investments	$4,721,542	$3,269,937	44.4%	$4,545,878
Loans	1,191,305	1,235,569	-3.6%	1,182,800

Interest-earning assets	$5,912,847	$4,505,506	31.2%	$5,728,678

Deposits	$1,200,361	$1,212,907	-1.0%	$1,121,800
Borrowings	4,233,176	3,006,251	40.8%	4,232,917

Interest-bearing liabilities	$5,433,537	$4,219,158	28.8%	$5,354,717

	AS OF
	31-Mar-08	31-Mar-07%		31-Dec-07
(Dollars in thousands)
BALANCE SHEET

Cash and due from banks	$50,052	$69,413	-27.9%	$88,983

Interest-earning assets:
Investments:
Trading securities	93	461	-79.8%	1,122
Investment securities available-for-sale, at fair value with amortized cost of $3,497,906 (December 31, 2007 - $3,063,750, March 31, 2007 - 1,828,459)	3,465,741	1,825,942	89.8%	3,069,282
Investment securities held-to-maturity, at amortized cost with fair value of $1,263,455 (December 31, 2007 - $1,478,112, March 31, 2007 - 1,880,479)	1,277,171	1,903,707	-32.9%	1,492,887
Other investments	150	31,578	-99.5%	1,662
Federal Home Loan Bank (FHLB) stock, at cost	20,658	14,197	45.5%	20,658

Total investments	4,763,813	3,775,885	26.2%	4,585,611

Loans:
Mortgage loans	989,284	932,989	6.0%	989,487
Commercial loans, mainly secured by real estate	156,508	236,739	-33.9%	157,198
Consumer loans	28,178	33,419	-15.7%	29,245

Loans receivable, gross	1,173,970	1,203,147	-2.4%	1,175,930
Less: Deferred loan fees, net	(3,022)	(3,411)	11.4%	(2,875)

Loans receivable	1,170,948	1,199,736	-2.4%	1,173,055
Allowance for loan losses	(11,092)	(8,046)	-37.9%	(10,161)

Loans receivable, net	1,159,856	1,191,690	-2.7%	1,162,894
Mortgage loans held for sale	25,577	42,204	-39.4%	16,672

Total loans, net	1,185,433	1,233,894	-3.9%	1,179,566

Total interest-earning assets	5,949,246	5,009,779	18.8%	5,765,177

Securities and loans sold but not yet delivered	26,995	74,289	-63.7%	—
Accrued interest receivable	37,026	30,482	21.5%	52,315
Premises and equipment, net	21,587	19,853	8.7%	21,779
Deferred tax asset, net	12,931	13,562	-4.7%	10,362
Foreclosed real estate	4,119	5,320	-22.6%	4,207
Investment in equity indexed options	34,475	39,746	-13.3%	40,709
Investment in limited partnership	—	11,021	-100.0%	—
Prepaid expenses	4,532	1,858	143.9%	2,714
Investment in Statutory Trusts	1,085	1,086	-0.1%	1,086
Goodwill	2,007	2,006	0.0%	2,006
Servicing asset	2,819	1,364	106.7%	2,526
Accounts receivable and other assets	11,245	12,274	-8.4%	7,992

Total assets	$6,158,119	$5,292,053	16.4%	$5,999,855

Interest-bearing liabilities:
Deposits:
Demand deposits	$128,273	$124,610	2.9%	$119,152
Savings accounts	453,711	307,319	47.6%	387,790
Individual retirement accounts	310,907	324,737	-4.3%	317,744
Retail certificates of deposit	271,053	197,237	37.4%	232,239

Total Retail Deposits	1,163,944	953,903	22.0%	1,056,925
Wholesale certificates of deposit	278,044	383,682	-27.5%	189,495

Total deposits	1,441,988	1,337,585	7.8%	1,246,420

	AS OF
	31-Mar-08	31-Mar-07%		31-Dec-07

(Dollars in thousands)
Borrowings:
Federal funds purchased and other short term borrowings	36,517	3,139	1063.3%	27,460
Securities sold under agreements to repurchase	3,847,633	3,321,105	15.9%	3,861,411
Advances from FHLB	331,853	195,000	70.2%	331,898
Subordinated capital notes	36,083	36,083	—	36,083

Total borrowings	4,252,086	3,555,327	19.6%	4,256,852

Total interest-bearing liabilities	5,694,074	4,892,912	16.4%	5,503,272

Securities and loans purchased but not yet received	101,375	40,067	153.0%	111,431
Accrued expenses and other liabilities	23,912	20,752	15.2%	25,691

Total liabilities	5,819,361	4,953,731	17.5%	5,640,394

Preferred Equity	68,000	68,000	—	68,000

Common Equity:
Common stock	25,732	25,461	1.1%	25,557
Additional paid-in capital	212,056	209,226	1.4%	210,073
Legal surplus	42,140	37,424	12.6%	40,573
Retained earnings	55,977	31,956	75.2%	45,296
Treasury stock, at cost	(17,184)	(12,848)	-33.7%	(17,023)
Accumulated other comprehensive loss	(47,963)	(20,897)	-129.5%	(13,015)

Total common equity	270,758	270,322	0.2%	291,461

Stockholders’ equity	338,758	338,322	0.1%	359,461

Total liabilities and stockholders’ equity	$6,158,119	$5,292,053	16.4%	$5,999,855

CAPITAL RATIOS
Leverage Capital Ratio	6.67%	8.21%	-18.8%	6.69%
Minimum Leverage Capital Ratio Required	4.00%	4.00%	4.00%
Actual Tier 1 Capital	$407,984	$379,926	7.4%	$396,309
Minimum Tier 1 Capital Required	$244,590	$185,066	32.2%	$236,847

Tier 1 Risk-Based Capital Ratio	17.02%	19.15%	-11.1%	18.59%
Minimum Tier 1 Risk-Based Capital Ratio Required	4.00%	4.00%	4.00%
Actual Tier 1 Risk-Based Capital	$407,984	$379,926	7.4%	$396,309
Minimum Tier 1 Risk-Based Capital Required	$95,864	$79,357	20.8%	$85,292

Total Risk-Based Capital Ratio	17.49%	19.56%	-10.6%	19.06%
Minimum Total Risk-Based Capital Ratio Required	8.00%	8.00%	8.00%
Actual Total Risk-Based Capital	$419,075	$387,972	8.0%	$406,470
Minimum Total Risk-Based Capital Required	$191,728	$158,713	20.8%	$170,583

Tangible Common Equity to Total Assets	4.36%	5.07%	-14.0%	4.82%

SELECTED FINANCIAL DATA AT PERIOD-END
Trust Assets Managed	1,927,638	1,850,912	4.15%	$1,962,226
Broker-Dealer Assets Gathered	1,290,973	1,101,542	17.2%	1,281,168

Total Assets Managed	3,218,611	2,952,454	9.0%	3,243,394
Assets owned	6,158,119	5,292,053	16.4%	5,999,855

Total financial assets managed and owned	$9,376,730	$8,244,507	13.7%	$9,243,249

Number of financial centers	24	25	-4.0%	24

	QUARTER ENDED
	31-Mar-08	31-Mar-07%		31-Dec-07

(Dollars in thousands)
Loan Production and Purchases Summary:
Mortgage loans production	$44,578	$50,937	-12.5%	$35,154
Mortgage loans purchased	4,691	4,572	2.6%	389

Total mortgage	49,269	55,509	-11.2%	35,543

Commercial	15,737	15,139	4.0%	21,758
Consumer	1,233	1,633	-24.5%	1,470

Total loan production and purchases	$66,239	$72,281	-8.4%	$58,771

CREDIT DATA
Net credit losses:
Mortgage	$166	$546	-69.6%	$740
Commercial	(13)	(10)	-30.0%	12
Consumer	567	509	11.4%	628

Total net credit losses	$720	$1,045	-31.1%	$1,380

Net credit losses to average loans outstanding	0.24%	0.34%	-29.4%	0.47%

	AS OF
	31-Mar-08	31-Mar-07%		31-Dec-07

Allowance for loan losses	$11,092	$8,046	37.90%	$10,161

Allowance coverage ratios:
Allowance for loan losses to total loans	0.93%	0.65%	43.08%	0.85%

Allowance for loan losses to non-performing loans	16.04%	18.34%	-12.50%	15.37%

Allowance for loan losses to non-residential non-performing loans	289.16%	212.86%	35.80%	314.39%

Non-performing assets summary:
Mortgage	$65,331	$40,091	63.00%	62,878
Commercial, mainly real estate	2,754	3,115	-11.60%	2,414
Consumer	1,082	665	62.70%	818

Non-performing loans	69,167	43,871	57.70%	66,110
Foreclosed properties	4,119	5,320	-22.60%	4,207

Non-performing assets	$73,286	$49,191	49.00%	70,317

Non-performing loans to total loans	5.78%	3.53%	63.70%	5.56%

Non-performing loans to total assets	1.12%	0.83%	34.90%	1.10%

Non-performing assets to total assets	1.19%	0.93%	28.00%	1.17%

Non-performing assets to total capital	21.63%	14.54%	48.80%	19.56%

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